Exhibit 23.1




                 Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-20985, 33-27820, 33-43772, 33-55812, 33-66078 and 33-50317.



                                   ARTHUR ANDERSEN & CO.


Seattle, Washington
March 30, 1994